DATASEA INC.
AND SHUHAI INFORMATION TECHNOLOGY CO., LTD
Pro forma Consolidated Balance Sheets
As of June 30, 2015
(unaudited)

	(1)	(2)
	Datasea	Shuhai	Pro forma		Pro forma
			Adjustments		Consolidated
ASSETS	(historical)	(historical)

Current Assets
Cash and cash equivalents	$22,923	$5,904	(22,923)	(B)	$5,904
Prepaid expenses and other current assets	—	25,425			25,425

Total Current Assets	22,923	31,329			31,329

Plant, property and equipment, net	—	51,236			51,236

Total Non-Current Assets	—	51,236			51,236

Total Assets	$22,923	$82,565			$82,565

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses and other payables	3,691	30,527	(3,691)	(B)	30,527
Due to related party	—	58,917			58,917

Total current liabilities	3,691	89,444			89,444

Stockholders' Equity
Common stock	7,000	—	4,000	(A) (B)	11,000
Additional paid in capital	33,000	195,878	(44,000)	(A) (B)	184,878
Accumulated other comprehensive loss	—	(17)			(17)
Accumulated deficit	(20,768)	(202,740)	20,768	(B)	(202,740)

Total Stockholders' Equity	19,232	(6,879)			(6,879)

Total Liabilities and Stockholders' Equity	$22,923	$82,565			$82,565

(1)	Source: unaudited financial statements of Datasea, Inc. ("Datasea") as of June 30, 2015, as filed in the Quarterly Report on Form 10-Q filed with the SEC on July 28, 2015.
(2)	Source: audited financial statements of Shuhai Information Technology Co., Ltd ("Shuhai") as of June 30, 2015, as filed in this Form 8-K filed with the SEC.
(A)	Reflection of the issuance of 4,000,000 to the ultimate shareholders of Shuhai, resulting in 11,000,000 total shares outstanding of Datasea after the reverse merger.
(B)	Elimination of Datasea's capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Datasea prior to closing.

See accompanying notes to pro forma consolidated financial statements.

DATASEA INC.
AND SHUHAI INFORMATION TECHNOLOGY CO., LTD
Pro forma Consolidated Statements of Operations
For the Six Months Ended June 30, 2015
(unaudited)

	(1)	(2)
	Datasea	Shuhai	Pro forma	Pro forma
			Adjustments	Consolidated
	(historical)	(historical)

Net sales	$—	$—	$—	$—

Operating expenses
Selling expenses	—	766	—	766
General and administrative expenses	7,544	201,974	—	209,518

Total operating expenses	7,544	202,740	—	210,284

Income from operations	(7,544)	(202,740)	—	(210,284)

Income tax expense	—	—	—	—

Net loss	$(7,544)	$(202,740)	$—	$(210,284)

Earnings per share	$(0.00)	$(0.04)	$—	$(0.02)

Weighted average shares outstanding	6,641,989	—	4,000,000	10,641,989

(1)	Source: unaudited financial statements of Datasea, Inc. ("Datasea") as of June 30, 2015, as filed in the Quarterly Report on Form 10-Q filed with the SEC on July 28, 2015.
(2)	Source: audited financial statements of Shuhai Information Technology Co., Ltd ("Shuhai") as of June 30, 2015, as filed in this Form 8-K filed with the SEC.

See accompanying notes to pro forma consolidated financial statements.

Datasea Inc.

And Shuhai Information Skill (HK) Limited

Notes to Pro Forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On October 29, 2015, Datasea Inc. (the “Company” or “Datasea”) and its shareholder entered into and closed a share exchange agreement, with Shuhai Information Skill (HK) Limited (“Shuhai Skill HK”) and its shareholders, pursuant to the terms of the Exchange Agreement, the Shareholders, who together own 100% of the ownership rights in Shuhai Skill (HK), agreed to transfer all of the issued and outstanding shares of common stock into the Company in exchange for the issuance of an aggregate of 4,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), thereby causing Shuhai Skill (HK) and its wholly-owned subsidiaries, Tianjin Information Sea Information Technology Co., Ltd. (“Tianjin Information”), a limited liability company incorporated under the laws of the PRC, Harbin Information Sea Information Technology Co., Ltd. (“Harbin Information”) and Tianjin Information’s variable interest entity, Shuhai Information Technology Co., Ltd. (Shuhai Beijing), also a limited liability company incorporated under the laws of the PRC, to become wholly-owned subsidiaries of the Company. Shuhai Beijing became a VIE of Tianjin Information through a series of agreements including Operation and Intellectual Property Service Agreement, Shareholders’ Voting Rights Entrustment Agreement, Option Agreement and Equity Pledge Agreement on October 27, 2015. After giving effect to the Share Exchange, Datasea had total of 11,000,000 shares of common stock outstanding.

The acquisition of Shuhai Skill (HK) was accounted for as a recapitalization effected by a share exchange, wherein Shuhai Skill (HK) is considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities. Shuhai Skill (HK) shareholders become the majority shareholders and have control of the Company and, Datasea was a non-operating public shell prior to the acquisition. As a result of the acquisition of Shuhai Skill (HK), Datasea is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination.

Shuhai Skill (HK) is an intermediate holding company and Tianjin Information is a wholly foreign-owned entity (“WFOE”) of Shuhai Skill (HK), Shuhai Skill (HK), Tianjin Information and Harbin Information had no operations prior to reverse merger with Datasea. Accordingly, the accompanying pro forma consolidated financial statements present the accounts of Datasea and Shuhai Beijing, the operating entity that was incorporated and based in PRC.

The accompanying pro forma consolidated statements of operations are for the six months ended June 30, 2015, as if the acquisition occurred on January 1, 2015. The accompanying pro forma consolidated balance sheets present the accounts of Datasea and Shuhai Beijing as if the acquisition occurred on January 1, 2015.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Reflection of the issuance of 4,000,000 share to the shareholders of Shuhai Skill (HK), resulting in 11,000,000 total shares outstanding of Datasea after the reverse merger.

b.	Elimination of Datasea's capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Datasea prior to closing.